                              AMENDMENT NUMBER FIVE
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


          This AMENDMENT NUMBER FIVE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of September 30, 1996, is entered into by and among CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Certified"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (Certified, GGMC, and GSC are jointly and severally referred to herein as "Borrower"), on the one hand, and the financial institutions which are signatories hereto (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"), BT COMMERCIAL CORPORATION, a Delaware corporation , as agent ("Agent"), UNION BANK OF CALIFORNIA, N.A., a national banking association, as co-agent, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as co-agent, on the other hand, in light of the following facts:


                                 R E C I T A L S

          A. The parties hereto have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994, as further amended by that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, dated as of May __, 1996, and as further amended by that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of June 27, 1996 (collectively, the "Agreement").

          B. Borrower has requested that Lenders agree to extend the maturity date of the Agreement.

          C. Lenders are agreeing hereby to extend the maturity date of the Agreement, subject and pursuant to the terms of this Amendment.

          NOW THEREFORE, the parties hereto agree as follows:


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

     D.                         A G R E E M E N T


          1. DEFINED TERMS. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

          2. AMENDMENT TO RECITALS. Recital B to the Agreement is deleted in its entirety and replaced with the following:

               B. Borrower, Lenders and Agents desire to amend the Prior Agreement subject to the terms hereof, to, among other things: (1) extend the maturity date of the Prior Agreement, and (2) increase the credit facility under the Agreement to One Hundred Thirty-Five Million Dollars ($135,000,000); and

          3. EXTENSION OF MATURITY DATE. The definition of the term "Maturity Date" set forth in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

               "Maturity Date" means March 17, 1999, or such subsequent date to which such date may be extended pursuant to Section 3.1.

          4. DELETION OF THE DEFINITION OF "GCC NOTE". In light of the fact that the GCC Note has been repaid in full and cancelled, the definition of the term "GCC Note" set forth in Section 1.1 of the Agreement is hereby deleted in its entirety.

          5. DELETION OF THE DEFINITION OF "GCC SUBORDINATION AND SECURITY AGREEMENT". In light of the fact that the GCC Note has been repaid in full and cancelled, the definition of the term "GCC Subordination and Security Agreement" set forth in Section 1.1 of the Agreement is hereby deleted in its entirety.

          6. AMENDMENT TO SECTION 6.21. Section 6.21 of the Agreement is deleted in its entirety and replaced with the following:

               6.21 USE OF PROCEEDS.    Borrower shall use the proceeds of
     the Loans made hereunder solely: (a) to replace and refinance the Prior Agreement, (b) to prepay the Existing Subordinated Debt in accordance with Section 6.3(g), and (c) for general working capital purposes.

          7. AMENDMENT TO SECTION 6.26. Section 6.26 of the Agreement is amended to delete subsection (a) in its entirety and to replace such subsection with the following:


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

          8.   (a)  Intentionally omitted.

          9. AMENDMENT FEE. Concurrently with the effectiveness of this Amendment, Borrower shall pay to Agent a fee (the "Amendment Fee") in an amount equal to one-tenth of one percent (0.1%) of the Commitment, for the account of Lenders, pro-rata in accordance with each Lender's share of the Commitment.

          10. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

               (a) Agent shall have received this Amendment duly executed by Borrower and the Lenders.

               (b) Agent shall have received a consent and affirmation duly executed by each of Certified, GGMC, and GSC indicating the consent by each such guarantor to the execution and delivery by Borrower of this Amendment and the affirmation of the continued effectiveness of each such guarantor's guaranty of the Obligations.

               (c) Agent shall have received payment of the Amendment Fee and of all other fees due.

               (d) Agent shall have received payment of all Agents Expenses incurred by Agent in connection with the negotiation, preparation and execution of this Amendment.

          11. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the fulfillment of all of the conditions set forth in Section 5 hereof.

          12. REAFFIRMATION OF THE AGREEMENT. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California as of the date first hereinabove written.


                              CERTIFIED GROCERS OF CALIFORNIA,
                              LTD., a California corporation


                              By______________________________

                                Title:___________________________


                              GROCERS GENERAL MERCHANDISE
                              COMPANY, a California corporation


                              By______________________________

                                Title:___________________________



                              GROCERS SPECIALTY COMPANY,
                              a California corporation


                              By______________________________

                                Title:___________________________


                              BT COMMERCIAL CORPORATION, a Delaware
                              corporation, individually and as Agent

                              By______________________________

                                Title:___________________________


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

                              THE FIRST NATIONAL BANK OF BOSTON,
                              a national banking association, individually and as Co-Agent


                              By______________________________

                                Title:___________________________


                              UNION BANK OF CALIFORNIA, N.A.,
                              individually and as Co-Agent


                              By______________________________

                                Title:___________________________


                              DG BANK DEUTSCHE
                              GENOSSENSCHATFTSBANK, a German bank
                              acting through its New York branch


                              By______________________________

                                Title:___________________________


                              By______________________________

                                Title:___________________________

                              DRESDNER BANK, AG, Los Angeles agency and
                              Grand Cayman Branch, as a bank


                              By______________________________

                                Title:___________________________


                              By______________________________

                                Title:___________________________


                              NATIONAL BANK OF CANADA , a Canadian
                              Chartered Bank, New York Branch


                              By______________________________

                                Title:___________________________


                              By______________________________

                                Title:___________________________


                              SANWA BANK CALIFORNIA, a California
                              banking corporation


                              By______________________________

                                Title:___________________________

                              SANWA BUSINESS CREDIT CORPORATION,
                              a Delaware corporation


                              By______________________________

                                Title:___________________________


                              THE SAKURA BANK, LIMITED, a Japanese
                              bank acting through its Los Angeles agency


                              By______________________________

                                Title:___________________________


                              By______________________________

                                Title:___________________________


                              MANUFACTURERS BANK


                              By______________________________

                                Title:___________________________


                              CITY NATIONAL BANK, a national banking
                              association


                              By______________________________

                                Title:___________________________

                              CONSENT OF GUARANTORS



          Each of the undersigned, as a guarantor of the obligations of CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Certified"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (Certified, GGMC and GSC are collectively referred to herein as "Borrower"), arising out of that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994, as further amended by that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, dated as of May __, 1996, and as further amended by that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of June 27, 1996 (collectively, the "Agreement"), among BT Commercial Corporation, a Delaware corporation, Union Bank of California, N.A., a national banking association, The First National Bank of Boston, a national banking association (collectively, "Agents"), and the other lenders party thereto (collectively, "Lenders"), on the one hand, and Borrower, on the other hand, hereby acknowledges receipt of a copy of that certain Amendment Number Five to Amended and Restated Loan and Security Agreement, dated as of September 30, 1996, among Agents, Lenders and Borrower, consents to the terms contained therein, and agrees that the Continuing Guaranty executed by each of the undersigned shall remain in full force and effect as a continuing guaranty of the obligations of Borrower owing to Agents and Lenders under the Agreement.

          Although Agents have informed us of the matters set forth above, and we have acknowledged same, we understand and agree that Agents have no duty under the Agreement, the Guaranties or any other agreement between us to so notify us or to seek an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transactions hereafter.

          IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed by their respective authorized officers as of September 30, 1996.


                              CERTIFIED GROCERS OF CALIFORNIA,
                              LTD., a California corporation


                              By______________________________

                                Title:___________________________


                              GROCERS GENERAL MERCHANDISE
                              COMPANY, a California corporation


                              By______________________________

                                Title:___________________________


                              GROCERS SPECIALTY COMPANY, a California
                              corporation


                              By______________________________

                                Title:___________________________


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